            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                       April 29, 2005

Morgan Stanley Institutional Fund, Inc.
1221 Avenue of the Americas, 22nd Floor
New York, New York  10020

    Re: Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the "Fund") - Registration Statement on Form N-1A (1933 Act File No. 033-23166 and 1940 Act File No. 811-05624), as amended, pertaining to the shares of the portfolios, and classes of such portfolios, of stock of the Fund par value $.001 per share, listed on SCHEDULE
          1 attached hereto (the "Shares")

Ladies and Gentlemen:

          We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), by the Fund on Form N-1A, originally filed with the Securities and Exchange Commission (the "Commission") on or about July 25, 1988, as amended by Post-Effective Amendment No. 53 under the Securities Act and Amendment No. 54 under the Investment Company Act to be filed with the Commission on or about the date hereof. You have requested our opinion with respect to the matters set forth below.

          In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

    (i) the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on June 16, 1988, and the articles supplementary, articles of amendment and other charter documents filed with, and accepted for record by, the Department subsequent to June 16, 1988 through the date hereof (collectively, the "Charter");

    (ii) the Bylaws of the Fund, as amended and restated as of July 31, 2003 (the "Bylaws");

    (iii) Certain resolutions duly adopted by the Board of Directors of the Fund (collectively, the "Directors' Resolutions");

    (iv) a certificate of Stefanie V. Chang Yu, the Vice President of the Fund, and Mary E. Mullin, the Secretary of the Fund, of even date herewith (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions are true, correct and complete, and that the Charter, the Bylaws and the Directors' Resolutions have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying as to the manner of adoption of the Directors' Resolutions, as to the number of issued and outstanding Shares of each portfolio, and each class of each portfolio, as of a recent date preceding the date of the Officers' Certificate (the "Issued Shares"), the authorization for issuance and issuance thereof and the receipt by the Fund of the consideration therefore, and as to the authorization for issuance of the authorized but unissued Shares of each portfolio, and each class of each portfolio (the "Unissued Shares");

    (v) the Registration Statement on Form N-1A, filed with the Commission on or about July 25, 1988, as amended by Post-Effective Amendment No. 53 under the Securities Act and Amendment No. 56 under the Investment Company Act, in substantially the form filed with the Commission (the "Registration Statement");

    (vi) a status certificate of the Department, dated April 26, 2005, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

    (vii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

    In reaching the opinion set forth below, we have assumed the following:

    (a) each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

    (b) each natural person executing any of the Documents is legally competent to do so;

    (c) the Officers' Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

    (d) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

    (e) upon each issuance of any authorized but unissued Shares of any class of any portfolio, the total number of Shares of such class of such portfolio, issued and outstanding, after giving effect to such issuance of such authorized but unissued Shares of such class of such portfolio, will not exceed the total number of Shares of such class of such portfolio that the Fund is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

    (1) The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

    (2) The issuance of the Unissued Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Unissued Shares are issued and delivered by the Fund as contemplated by the Registration Statement against payment of the consideration therein described, such Unissued Shares will be validly issued, fully paid and non-assessable.

    (3) The Issued Shares have been duly authorized for issuance by all necessary corporate action on the part of the Fund and the Issued Shares have been issued and delivered in exchange for the consideration therefor and are validly issued, fully paid and non-assessable.

          The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company Act, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

          We consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                    Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                   SCHEDULE 1
                       SCHEDULE OF PORTFOLIOS AND CLASSES
               OF STOCK OF MORGAN STANLEY INSTITUTIONAL FUND, INC.


                                                        NUMBER OF SHARES OF
                                                        COMMON STOCK
                                                        CLASSIFIED AND
NAME OF CLASS                                           ALLOCATED
Active International Allocation Portfolio -- Class A    500,000,000 shares
Active International Allocation Portfolio -- Class B    500,000,000 shares
China Growth Portfolio -- Class A                       500,000,000 shares
China Growth Portfolio -- Class B                       500,000,000 shares
Emerging Markets Debt Portfolio -- Class A              500,000,000 shares
Emerging Markets Debt Portfolio -- Class B              500,000,000 shares
Emerging Markets Portfolio -- Class A                   500,000,000 shares
Emerging Markets Portfolio -- Class B                   500,000,000 shares
Equity Growth Portfolio -- Class A                      500,000,000 shares
Equity Growth Portfolio -- Class B                      500,000,000 shares
European Real Estate Portfolio -- Class A               500,000,000 shares
European Real Estate Portfolio -- Class B               500,000,000 shares
Focus Equity Portfolio -- Class A                       500,000,000 shares
Focus Equity Portfolio -- Class B                       500,000,000 shares
Global Value Equity Portfolio -- Class A                500,000,000 shares
Global Value Equity Portfolio -- Class B                500,000,000 shares
Global Franchise Portfolio -- Class A                   500,000,000 shares
Global Franchise Portfolio -- Class B                   500,000,000 shares
Gold Portfolio -- Class A                               500,000,000 shares
Gold Portfolio -- Class B                               500,000,000 shares
International Equity Portfolio -- Class A               500,000,000 shares
International Equity Portfolio -- Class B               500,000,000 shares
International Magnum Portfolio -- Class A               500,000,000 shares
International Magnum Portfolio -- Class B               500,000,000 shares
International Small Cap Portfolio -- Class A          1,000,000,000 shares
Large Cap Relative Value Portfolio -- Class A           500,000,000 shares
Large Cap Relative Value Portfolio -- Class B           500,000,000 shares
MicroCap Portfolio -- Class A                           500,000,000 shares
MicroCap Portfolio -- Class B                           500,000,000 shares
Money Market Portfolio -- Class A                     4,000,000,000 shares
Money Market Portfolio -- Class B                     2,000,000,000 shares
Mortgage-Backed Securities Portfolio -- Class A         500,000,000 shares
Mortgage-Backed Securities Portfolio -- Class B         500,000,000 shares
Municipal Bond Portfolio -- Class A                     500,000,000 shares
Municipal Bond Portfolio -- Class B                     500,000,000 shares
Municipal Money Market Portfolio -- Class A           4,000,000,000 shares
Small Company Growth Portfolio -- Class A               500,000,000 shares


Small Company Growth Portfolio -- Class B               500,000,000 shares
U.S. Equity Plus Portfolio -- Class A                   500,000,000 shares
U.S. Equity Plus Portfolio -- Class B                   500,000,000 shares
U.S. Real Estate Portfolio -- Class A                   500,000,000 shares
U.S. Real Estate Portfolio -- Class B                   500,000,000 shares
Value Equity Portfolio -- Class A                       500,000,000 shares
Value Equity Portfolio -- Class B                       500,000,000 shares
TOTAL                                                31,000,000,000 SHARES